Exhibit E.24

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 (the “Agreement”), by and between AdvisorShares Trust (the “Fund Company”), and Foreside Fund Services, LLC (the “Distributor”), is entered into as of June 23, 2017 (the “Effective Date”).

WHEREAS, the Fund Company and the Distributor (the “Parties") desire to amend Exhibit A of the Agreement to reflect an updated list of Funds; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISORSHARES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Dan Ahrens	By:	/s/ Mark Fairbanks
	Dan Ahrens		Mark Fairbanks
	Secretary & Treasurer		Vice President

EXHIBIT A

As of June 23, 2017

List of Funds

AdvisorShares® Gartman Gold/Euro ETF

AdvisorShares® Gartman Gold/Yen ETF

AdvisorShares® Madrona Domestic ETF

AdvisorShares® Madrona Global Bond ETF

AdvisorShares® Madrona International ETF

AdvisorShares® Meidell Tactical Advantage ETF

AdvisorShares® Newfleet Multi-Sector Income ETF

AdvisorShares® Pacific Asset Enhanced Floating Rate ETF

AdvisorShares® Peritus High Yield ETF

AdvisorShares® QAM Equity Hedge ETF

AdvisorShares® Ranger Equity Bear ETF

AdvisorShares® Sage Core Reserves ETF

AdvisorShares® STAR Global Buy-Write ETF

AdvisorShares® Market Adaptive Unconstrained Income ETF

AdvisorShares® Treesdale Rising Rates ETF

AdvisorShares® Wilshire Buyback ETF

AdvisorShares® Dorsey Wright ADR ETF

AdvisorShares® Cornerstone Small Cap ETF

AdvisorShares® KIM Korea Equity ETF

AdvisorShares® Focused Equity ETF

AdvisorShares® New Tech and Media ETF